EXHIBIT 10.35

                                AMGEN

                          PERFORMANCE BASED

                      MANAGEMENT INCENTIVE PLAN



I.   PURPOSE

     This Amgen Performance Based Management Incentive Plan (MIP) is established to:

     A.   Attract and retain persons of outstanding competence.

     B.   Broaden the total compensation program.

     C. Stimulate outstanding effort to bring about exceptional operating performance and to reward the contributors to this performance by providing them with a share of the resulting benefits.

     The Plan is intended to supplement the participant's base salary and result in total cash compensation for above average performance which exceeds the average compensation levels of comparable companies.

II.  BASIC CONCEPTS

     Since the purpose of this Management Incentive Plan is to stimulate and reward outstanding performance in the accomplishment of specific objectives, it necessarily follows that the plan must be formally integrated with the objectives of the total management system. The incentive plan should thus support a continuing and meaningful emphasis on the effective use of goal setting and management by objectives and be aligned with the goals reflected in the approved Annual Plan of the company.

     Annual plans shall be developed under the following basic concepts:

     A. The advance identification of the participants in the plan and the establishment of specific performance objectives and the basis of participation for each.

     B. The establishment of a range in the actual awards available under the plan to reflect the achievements of the respective participants as well as the achievement of the financial and technical performance objectives reflected in the Company's approved Annual Plan.

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III. ELIGIBILITY

     A. Participation in the Amgen Management Incentive Plan shall be limited to all executive officers of the company and certain other key employees nominated by the Chairman of the Board and approved by the Compensation Committee of the Board of Directors.

     B. Unless otherwise specifically authorized by the Compensation Committee, persons approved for participation in the Amgen Management Incentive Plan shall be excluded from participation in any other cash bonus or incentive program.

IV   BASIS OF PARTICIPATION

     A. Participants will share in the Incentive Plan on the basis of percentages established in advance -- as recommended by the Chairman and approved by the Compensation Committee of the Board of Directors as part of the annual compensation plan.

     B. The extent of participation for individuals in the plan shall be developed in accordance with the following:

          1. In connection with the planning of their performance objectives for the MIP year, the Chairman shall recommend (for approval by the Compensation Committee) the individual participants, the extent of participation and the average overall target incentive (expressed as a % of the base pay of the participants) to be awarded for achieving the Annual Plan objectives and all of the goals of the participants.

          2. In establishing the overall target percentage of base pay of participants in B.1 (above), the level of participation for each participant (as a % of base pay) shall be established in accordance with guidelines established by the Compensation Committee.

               (a) Because of the many variables in establishing base salary structures, the plan does not contemplate achieving any degree of uniformity in
                    the  relationship  of  awards   to  base  pay.
                    Therefore, target ranges will be rather broad. Individual target participation should be based upon consideration of:

                    (1)  Relative significance  of  the  individual's
                         function   in   directly   influencing   the
                         performance of the company.

                    (2)  Relative   performance    rating   of    the
                         individual.

                    (3)  Length of  time in  position and/or  Plan.

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                         Generally,  it  should   be  expected   that
                         initial percentages for new participants will be set at levels which allow for gradual increases within the established range based upon participant's performance.

                    (4) The relative competitive total compensation for the respective positions.

     C. The overall target incentive (as established in accordance with IV.B.2) shall become the basis for establishing the "Target Pool" for achievement of the objectives detailed in the Plan, and be converted into a formula established by the Compensation Committee to reflect the key elements of Annual Plan Performance.

          1. The incentive formula shall provide for upward/downward adjustment of the target pool to reflect actual performance -- with the upward adjustment, resulting from a very significant over-achievement of the key factors of performance measurement identified in the Plan, subject to a maximum established annually by the Compensation Committee, which in no event shall be more than 150% of the target pool.

     D. The target incentive for each participant (as established in IV.B) shall be converted into a percentage of the Target Pool.

          1. Actual awards under the Plan shall be determined by applying the actual percentage earned by the participant to the actual incentive pool determined in accordance with IV.C. Thus, the final awards to participants are dependent upon two interrelated factors: (1) the availability of an incentive pool as a result of the overall company performance; and
               (2) the achievements of the respective participants as measured by their performance.

     E. The participation for each individual shall be established as follows:

          1.   All of  the  total  planned  participation  should  be
               identified  with  specific   goals  relating  to   the
               performance of the respective participants.

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               (a)  Specific goals  should  number  at  least  4  and
                    generally not more than 6. They should generally be selected from the total performance goals and relate to significant and measurable areas that require special attention during the current year. The purpose is to add special emphasis to those particular activities and reward for their
                    accomplishments.    From   year-to-year,  it   is
                    expected that the emphasis will change both in relation to the selected goals as well as to the
                    importance  of   the   percentage   participation
                    attached to them.

               (b) Specific goals should generally be precise in establishing the targets and the basis for measurement of accomplishment. Wherever there can be variations in the degree of accomplishment (such as a dollar target for total revenues or joint ventures; a target for filing IND's or PLA's; etc.), the range of percentage participation relating to the levels of accomplishment should be clearly stated.

               (c) Where specific goals relate to dollar objectives, they should be identified with or reconciled to amounts reflected in the company's approved Annual Plan.

               (d) Final award for participant's specific goal achievement may be adjusted upward by as much as 50% from the target percentage included in the original plan (as established in IV.D), provided that:

                    (1) The performance reflects a substantial improvement over amounts reflected in the original goal, as defined in the ranges established under (b) above.

               (e) If operating conditions during the year make it desirable to change emphasis on established goals or to establish new goals, a revised plan should be submitted with the same approvals as for the original Plan.

     ADMINISTRATION

     A. The overall administration of this Management Incentive Plan shall be under the direction of the Compensation Committee of the Board of Directors.

     B.   Responsibility for the operating administration of the Plan
          shall  be  under  the  direction  of  the  company's   Vice
          President of Human Resources.

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VI.  DETERMINATION OF AWARDS

     A. Promptly following the close of the Plan year, the respective managers shall evaluate the performance of the participants, determine the amount of recommended awards (in terms of % achievement) and forward for review and approval. In all cases the recommended award shall be determined only after a self-assessment has been completed.

     B. The final determination of the Incentive Pool will be made by the Compensation Committee, promptly following the availability of year-end financial and technical results.

     C. Dollar awards to participants will be computed by applying the percent achievement determined in accordance with A. above to the final pool determined in accordance with B. above subject to the limitation that the maximum amount payable to any participant may not exceed $900,000.

VII. PAYMENTS, TERMINATION OF EMPLOYMENT AND GENERAL CONDITIONS

     A. Payments to participants who have been determined to be entitled to an award will be made in cash generally not later than sixty (60) days following the close of the Fiscal Year.

     B. If a participant dies or employment is terminated for any reason prior to the end of the Plan year, the payment of any award (and in the case of death, the person or persons to whom such payment shall be made) shall be determined at the sole discretion of the Committee.

     C. While it is the intent of the company to continue such Plan during any year for which it is established and to make awards to participants in accordance with these policies and guidelines, the company reserves the right to amend, modify or terminate any Plan, or any participant's participation in such plan at any time or on such conditions as the Compensation Committee shall deem appropriate. No participant shall have any right to any award under the Plan until such award and the amount thereof has been finally approved by the Compensation Committee and communicated to such participant after the end of the year for which the award is being made.

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